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                       EXHIBIT NO. 21 LIST OF SUBSIDIARIES


The following is a list of the subsidiaries of the Company

     Name                                               Jurisdiction of Incorporation
     ----                                               -----------------------------
     Chemgold, Inc.                                              California
     Entre Mares El Salvador S.A. de C.V.                        El Salvador
     Entre Mares de Guatemala S.A.                               Guatemala
     Exminsa S.A. de C.V.                                        El Salvador
     Glamis Exploration, Inc.                                    Nevada
     Glamis Gold, Inc.                                           Nevada
     Glamis Gold (Barbados) Ltd.                                 Barbados
     Glamis Gold Ltd. y Compania Limitada                        Chile
     Glamis Gold Sales, Inc.                                     Barbados
     Glamis Rand Mining Company                                  Nevada
     Glamis Imperial Corporation                                 Nevada
     GPI Joint Venture Corporation                               Barbados
     Mar-West Resources Ltd.                                     British Columbia
     Mar-West Aruba  A.V.V.                                      Aruba
     Mexicana Resources Inc.                                     British Columbia
     Minera Glamis S.A. de C.V.                                  Mexico
     Minera Glamis La Cieneguita S.de R.L.de C.V                 Mexico
     Minera Glamis Mexico S.A. de C.V.                           Mexico
     Minerales Entre Mares (Honduras) S.A.                       Honduras